Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 33-73810) of Eastman Chemical Company of our report dated June 27, 2024 relating to the December 31, 2023 financial statements of Eastman Investment and Employee Stock Ownership Plan which appears in this Form 11-K.

/s/ ArmaninoLLP
St. Louis, Missouri

June 27, 2025